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                                                              EXHIBIT 10.3

NORDIC EQUITY PARTNERS CORP

                                                              Date

NORDIC EQUITY PARTNERS CORP. (NEPC)

AND

BJORN NYSTED (BN)

HAVE ENTERED INTO THE FOLLOWING

                                    AGREEMENT

1. NEPC employs BN as President of the Company. The employment is conditional upon the successful completion of the currently ongoing Public Offering of shares of NEPC and the appointment eventually go into effect from that date.

2.       This agreement shall be for a period of 3 - three years.

3. BN's assignment is outlined in the bylaws of NEPC and in Delaware Company regulations. BN has the responsibility for the current operations of the Company and the operating companies of the group are ordinarily reporting directly to him.

         His main task will be to identify target companies according to the "Business Plan" and also to incorporate these into the group.

4. During the term of this Agreement, NEPC agrees to pay BN, and BN agrees to accept, a salary of USD 10,000, - per month.

         Relevant costs will be reimbursed as specifically agreed upon between the parties.


         Olso/Stockholm/New York                      September 1996


         Nordic Equity Partners Corp.                 Bjorn Nysted


         /s/ Sven Goran Haggqvist                     /s/ Bjorn Nysted
         ----------------------------                 ---------------------

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Nordic Equity Partners Corp.                               Phone +46 8 24 93 02
c/o AB Antion, Sveavagen 60                                Fax   +46 8 24 93 03
S-111 34 STOCKHOLM, Sweden